Exhibit 10.52
                              AGREEMENT AND RELEASE


                  AGREEMENT AND RELEASE (collectively, this "Agreement"), dated as of November 30, 1997, between CLARK J. HINKLEY (the "Executive") and THE TALBOTS, INC., a Delaware corporation (the "Company").

                              W I T N E S S E T H :


                  WHEREAS, the Executive and the Company heretofore have entered into an Employment Agreement dated as of October 22, 1993, as amended as of May 11, 1994 and as further amended as of July 31, 1997 (collectively, the "Employment Agreement"); and

                  WHEREAS,   the  Executive  and  the  Company  each  desire  to
terminate the Employment Agreement and enter into this Agreement in its place and stead.

                  NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and understandings set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

                  1. The Employment Agreement. The Executive and the Company agree that the Employment Agreement shall be terminated as of the date hereof and, except as provided in paragraph 15 thereof, shall have no further force or effect. Notwithstanding the foregoing, the Executive and the Company agree that paragraph 12 of the Employment Agreement shall have no further force or effect.

                  2. Continuing Employment. The Company hereby agrees to employ the Executive and the Executive hereby accepts employment with the Company, until the earlier of: (a) two (2) years from the date hereof; (b) the Executive obtaining other employment (including consulting or other self-employment); or
(c) the Executive's death. The Executive agrees to notify the Company promptly if and when he obtains any such other employment.

                  3. Salary and Benefits. (A) Salary. During the Executive's employment hereunder the Company shall pay him a salary, in accordance with the Company's standard payroll practices, at the rate of $610,900, per year. If the Executive's employment shall terminate pursuant to paragraphs 2(b) or 2(c) above, the Company shall pay the Executive ( or the Executive's estate, if applicable), in a single lump-sum payment within thirty (30) days from the effective date of such termination, the difference between $1,221,800 and the amount paid to the Executive under this paragraph 3(A) to the date of such termination.

                  (B) Benefits. The Executive shall continue to participate, on the same terms and conditions as in effect immediately prior to the date hereof, in the long-term disability insurance benefit program provided to the Executive pursuant to paragraph 4(A) of the Employment Agreement, the medical insurance program, the dental insurance program and the Company's Paid Life Insurance program provided to the Executive pursuant to paragraph 4(B) of the Employment Agreement and the Company's Executive Automobile Program (the "EAP") provided to the Executive pursuant to paragraph 4(C) of the Employment Agreement (it being understood, however, that notwithstanding the terms of the EAP, the Executive shall not be entitled to a replacement for the vehicle currently being furnished to him thereunder), from the date hereof until the earlier of: (1) two (2) years from the date hereof; (2) such time as the Executive is eligible to be covered by a comparable program of a subsequent employer; or (3) with respect to the EAP, the Executive's becoming an employee of, or a consultant to, a "Competitor," which for purposes of this Agreement is any entity which either
(a) is, at the time the Executive becomes an employee of, or a consultant to, such entity, a women's apparel and/or women's accessories catalog or specialty store retailer selling merchandise similar to that sold by the Company, or (b) employs the Executive in connection with the establishment of a women's apparel and/or women's accessories catalog or specialty store business selling or to be selling the merchandise described above. The Executive also agrees that his right to participate in the EAP shall end if, during the two (2) year period referenced to above, he shall directly or indirectly solicit or induce any employee(s) of the Company to terminate their employment with the Company (such activities are hereinafter collectively referred to as "Solicitation"). The
Executive agrees to notify the Company if and when he becomes eligible to participate in any benefit plans, programs or arrangements of another employer. Upon termination of group health benefits under this paragraph, the Executive shall be entitled to continue such benefits pursuant to applicable law.

                  (C) 1993 Executive Stock Based Incentive Plan. The Executive agrees that he shall no longer be eligible to receive any additional awards pursuant to the Company's 1993 Executive Stock Based Incentive Plan (the "Plan"). The Executive also agrees that, notwithstanding the terms of the Plan, the Restricted Stock Agreement between the Executive and the Company dated November 18, 1993 (the "1993 Agreement"), and the Nonqualified Stock Option Agreements between the Executive and the Company dated November 19, 1995 and November 17, 1996 respectively: (1) the Executive shall vest not later than November 18, 1998 in the 6864 shares of restricted stock awarded to him pursuant to the 1993 Agreement which are scheduled to vest on November 18, 1998 without regard to his employment status on that date or any other provision of the 1993 Agreement; (2) the Executive shall not vest in the options awarded pursuant to the 1995 and 1996 Agreements referred to above that shall not have vested on or before November 30, 1997; and (3) the Executive's right to exercise any stock options heretofore awarded to him by the Company which shall have vested on or before November 30, 1997 shall expire on November 30, 2000. The Executive agrees that, until May 31, 1998, the Executive shall not, during any "Quiet Period" applicable to the Company's Management Committee employees, including without limitation, the Company's senior executive officers: (1) be entitled to exercise any vested stock options; or (2) engage in the purchase or sale of the Company's Common Stock. A copy of the Company's current "Quiet Period" calendar (the "Calendar") is attached as Exhibit A. The Executive acknowledges that the Company reserves the right to amend the Calendar from time-to-time in its sole discretion. To the extent practicable, the Company agrees to provide the Executive with notice of Quiet Periods and changes thereto at the time it provides such notice to the Company's employees. In addition, the Executive agrees to notify the Company's General Counsel prior to exercising any options or trading in the Company's Common Stock to ascertain whether such transaction would violate any Quiet Period covered by this paragraph 3(C).

                  (D) Retirement Benefits. (a) Pursuant to the terms of each such plan, the Executive shall continue to be eligible to accrue benefits under the Company's Pension Plan for Salaried Employees (the "Pension Plan") and Supplemental Retirement Plan (the "Supplemental Pension Plan"), and shall continue to be eligible to make salary deferral contributions and receive Company contributions/credits under the Retirement Savings Voluntary Plan and Supplemental Savings Plan, until the earlier of: (i) two (2) years from the date hereof; (ii) the Executive obtaining other employment (including consulting or other self-employment); or (iii) the Executive's death. Except as otherwise set forth in this paragraph 3(D), the Executive is not entitled to other pension benefits pursuant to any other arrangements or plans established or maintained by the Company, whether such arrangements or plans are tax-qualified or nonqualified. Nothing herein is intended to limit the Executive's right to participate in the Company's Employee Discount and Retiree Health programs in accordance with the terms and conditions of those programs as they may be amended from time-to-time.

                  (b) In determining the actual benefits that will be due the Executive under the Pension and Supplemental Pension Plans pursuant to this Agreement, the generally applicable terms of such plans shall control. The approximate value of such benefit accruals under the Pension and Supplemental Pension Plans, calculated throughout the two (2) year period described in paragraph 3(D)(a)(i) above, is set forth in Exhibit B to this Agreement. In the event the Executive's continued accrual of benefits under the Pension and Supplemental Pension Plans cannot be effectuated by reason of governmental interpretation (including without limitation a regulatory position, audit position, or ruling), the Executive shall be entitled to, and the Company shall pay, a benefit of equivalent value to the benefit that, but for such interpretation, the Executive would have accrued under such plans pursuant to this Agreement. Additionally, in the event the Executive's receipt of Company contributions/credits under the Retirement Savings Voluntary Plan and Supplemental Savings Plan cannot be effectuated by reason of governmental interpretation (including without limitation a regulatory position, audit position, or ruling), the Executive shall be entitled to, and the Company shall pay, a benefit equal to the amount of Company contributions/credits that, but for such interpretation, the Executive would have received under such plans pursuant to this Agreement.

                  (c) Upon cessation of benefit accruals under the Pension and Supplemental Pension Plans pursuant to paragraph 3(D)(a)(i) above, the Executive shall be entitled to, and the Company shall pay, a lump-sum payment equal to the agreed upon value of $88,733, representing payment for the difference between:
(i) the lump-sum value of the Executive's aggregate benefits under the Pension and the Supplemental Pension Plans to which he will be entitled at that time; and (ii) the lump-sum value of the Executive's aggregate benefits under such plans had he been credited with an additional two (2) years of age and service under those plans, using the same rate of salary as set forth in paragraph 3(A) of this Agreement during the additional two (2) years.323185A01042898

                  (d) If benefit accruals under the Pension and Supplemental Pension Plans cease pursuant to paragraph 3(D)(a)(ii) above, the Executive shall be entitled to, and the Company shall pay, a lump-sum payment, to be made two
(2) years from the date hereof, equal to the agreed upon value as set forth in Exhibit B to this Agreement, representing payment for the difference between:
(i) the lump-sum value of the Executive's benefits under the Pension and the Supplemental Pension Plans had his benefit accruals ceased under such plans four
(4) years from the date hereof; and (ii) the lump-sum value of the benefits under plans that the Executive will be entitled to at the time his benefit accruals actually terminate; provided, however, that the Executive's entitlement to such payment and the Company's obligation to make such payment shall lapse in the event the Executive has obtained employment at a Competitor or engaged in Solicitation prior to the date such payment is to be made.

                  (e) Upon cessation of benefit accruals under the Pension and Supplemental Pension Plans pursuant to paragraph 3(D)(a)(iii) above, in addition to any payments due under the terms of each such plan as a consequence of the Executive's death, the Company shall pay to the Executive's surviving spouse, or if his spouse does not survive him, to his estate, a lump-sum payment equal to the amount set forth in paragraph 3(D)(d) above.

                  4. Taxes and Benefits Withholdings. Federal, state and local tax withholdings will be made from the payments and benefits provided for in this Agreement as may be required by law and/or in accordance with the Company's benefit plans. The Executive shall be solely responsible for the federal, state and local and other taxes normally paid by employees relating to these payments and benefits.

                  5. Release. In consideration of the payments and benefits provided for in this Agreement, the Executive agrees on his own behalf and on behalf of his heirs, successors, agents, executors, administrators and assigns (collectively, the "Releasors") to release the Company and its present and former parent(s), subsidiaries, divisions, branches, agencies, and other offices and its and their respective present and former successors, assigns, officers, agents, representatives, attorneys, fiduciaries, administrators, directors, stockholders and employees (collectively, the "Releasees") from any and all liability to the Releasors arising from any and all acts including, but not limited to, those arising out of the Executive's employment relationship with the Releasees or under any contract, tort, federal, state or local fair employment practices or civil rights law including, but not limited to, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act of 1990, the Civil Rights Act of 1991, the Americans with Disabilities Act of 1990, the Civil Rights Act of 1866, 42 U.S.C. Section 1981, the Employee Retirement Income Security Act of 1974, the Family and Medical Leave Act of 1993, the Massachusetts fair employment practices statue or any claim for physical or emotional distress or injuries, or any other duty or obligation of any kind or description up until the date of the Executive's execution of this Agreement. This release shall apply to all known, unknown, unsuspected and unanticipated claims, liens, injuries and damages, including, but not limited to, claims of employment discrimination or claims sounding in tort or contract. For the avoidance of doubt, this release shall not apply to any claims the Executive may have relating to the Company's performance of its obligations under this Agreement or under paragraphs 7 through 11 and 13 through 18 of the Employment Agreement.

                  6. Arbitration. Any dispute, controversy or claim between the parties hereto arising out of or relating to this Agreement either during or after the term thereof, shall be settled by arbitration conducted in the Commonwealth of Massachusetts, in accordance with the Commercial Rules of the American Arbitration Association then in force. The decision of the arbitrator or arbitrators conducting any such arbitration proceedings shall be in writing, shall set forth the basis therefor and such arbitrator's or arbitrators'
decision or award shall be final and binding upon the parties hereto. The parties hereto shall abide by all awards rendered in such arbitration proceedings, and all such awards may be enforced and executed upon in any court having jurisdiction over the party against whom or which enforcement of such award is sought.

                  7. Enforceability. It is the intention of the parties that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies of each state and jurisdiction in which such enforcement is sought, but that the unenforceability (or the modification to conform with such laws or public policies) of any provisions hereof, shall not render unenforceable or impair the remainder of this Agreement. Accordingly, if any provision of this Agreement shall be determined to be invalid or unenforceable, either in whole or in part, this Agreement shall be deemed amended to delete or modify, as necessary, the offending provisions and to alter the balance of this Agreement in order to render the same valid and enforceable to the fullest extent permissible.

                  8. Assignment and Binding Effect. This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder. This Agreement and all of the provisions hereof shall be binding upon, and inure to the benefit of, the parties hereto, and their successors (including successors by merger, consolidation or similar transactions), permitted assigns, executors, administrators, personal representatives, heirs and distributees.

                  9. Trade Secrets. The Executive shall not, at any time during or following the period of employment, disclose, use, transfer or sell, except in the course of such employment, any confidential information or proprietary data of the Company and its subsidiaries so long as such information or data remains confidential and has not been disclosed or is not otherwise in the public domain, except as required by law or pursuant to legal process or in connection with an administrative proceeding before a governmental agency.

                  10. No Conflict. The Executive and the Company each hereby represents and warrants to the other that the execution, delivery and performance of this Agreement by him or it (as the case may be) shall not violate any agreement or other obligation of any kind, written or oral, to which he or it (as the case may be) is subject.

                  11.      Miscellaneous.

                  (A) Notices. All notices hereunder shall be given in writing by personal delivery (which shall include delivery by overnight couriers such as Federal Express) , telex, telecopy or prepaid registered or certified mail, return receipt requested, to the addresses of the proper parties as set forth below:

                           TO THE EXECUTIVE:

                                    Clark J. Hinkley
                                    154 Washington Street
                                    Duxbury, Massachusetts 02332


                           TO THE COMPANY:

                                    The Talbots, Inc.
                                    175 Beal Street
                                    Hingham, Massachusetts 02043
                                    Attn: President


Any notice given as aforesaid shall be deemed received upon actual delivery. Any party hereto (or any person designated to receive a copy of any notice) may change his or its (as the case may be) designated address by notice served as herein set forth upon the other party designated to receive notice.

                  (B) Law Governing. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts applicable to contracts made and to be wholly performed in that state without regard to its conflicts of laws provisions.

                  (C) Headings. The paragraph headings contained in this Agreement are for convenience of reference only and are not intended to determine, limit or describe the scope or intent of any provision of this Agreement.

                  (D) Number and Gender. Whenever in this Agreement the singular is used, it shall include the plural if the context so requires, and whenever the masculine gender is used in this Agreement, it shall be construed as if the masculine, feminine or neuter gender, respectively, has been used where the context so dictates, with the rest of the sentence being construed as if the grammatical and terminological changes thereby rendered necessary have been made.

                  (E) Entire Agreement. This Agreement contains the entire understanding between and among the parties with respect to the Executive's employment with the Company and, except as provided for herein, supersedes any prior or contemporaneous understandings and agreements, written or oral, between and among them respecting such subject matter.

                  (F)   Counterparts.   This   Agreement   may  be  executed  in
counterparts, each of which shall be deemed an original but both of which taken together shall constitute one instrument.

                  (G) Amendments. This Agreement may not be amended except by a writing executed by the party against whom or which such amendment is to be enforced.

                  (H) Expenses. The Company agrees that it shall pay all reasonable legal fees and expenses incurred by the Executive in negotiating and entering into this Agreement. In the event a dispute arises regarding the validity, interpretation or enforcement of this Agreement or the right of the Executive to receive or retain any benefit or payment contemplated hereby, all legal fees and expenses incurred by the Executive in seeking to obtain, enforce or retain any right, benefit or payment provided for in this Agreement or in otherwise pursuing or settling any claim hereunder will be paid by the Company, to the extent permitted by applicable law; provided, however, that, if the Executive does not prevail at least in whole or in part in any proceeding brought by the Executive to enforce a provision of this Agreement, the Executive shall be responsible for the legal fees and expenses incurred by him in connection with such proceeding.

                  (I) Waiver. The failure of the Executive or the Company to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver thereof or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

                  (J) Non-Disparagement. The Executives agrees not to make any written or oral statements about the Company or its personnel that may disparage or in any way injure the Company.

                  (K) Legal Process and Litigation. The Executive agrees that, in the event that he is served with legal process or other request purporting to require him to testify and/or produce documents at a legal proceeding involving the Company, he will: (1) refuse to provide testimony or documents absent a subpoena, court order or similar process from a regulatory agency; (2) within three (3) business days or as soon thereafter as practical, provide oral notification to the Company's Senior Vice-President/Human Resources of his receipt of such process or request to testify or produce documents; and (3) provide by overnight delivery a copy of all legal papers and documents served upon him. The Executive further agrees that in the event he is served with such process, he will meet and confer with the Company's designee(s) in advance of giving such testimony or information. The Executive also agrees to cooperate fully with the Company in connection with any existing or future litigation against the Company, whether administrative, civil or criminal in nature, in which and to the extent the Company deems the Executive's cooperation necessary. The Company agrees to reimburse the Executive for the Executive's reasonable out-of-pocket expenses incurred in connection with the performance of the Executive's obligations under this paragraph 11(K).

                  (L) Confidentiality. The Executive agrees that to the maximum extent permitted by law, neither he nor anyone acting on his behalf will discuss or disclose the terms, contents or execution of this Agreement or the facts and circumstances underlying it, except in the following circumstances: (1) to his immediate family provided the person (s) to whom the information is to be disclosed are informed of this paragraph and agree to be bound by it; (2) to the extent necessary (a) to his accountant or bona fide tax advisors provided such persons agree in writing to be bound by this paragraph, (b) to taxing authorities, if requested by such authorities and so long as they are advised in writing of the confidential nature of the Agreement, or (c) to his legal counsel; (3) pursuant to subpoena or court order after notice as provided in paragraph 11(K) above; or (4) in a legal proceeding concerning the enforcement or interpretation of the provisions of this Agreement.

                  (M) Indemnification. The Company shall indemnify, defend and hold the Executive harmless, to the maximum extent permitted by law, against all judgments, fines, amounts paid in settlement and all reasonable expenses, including attorneys' fees incurred by the Executive, in connection with the defense of, or as a result of any action or proceeding (or any appeal from any action or proceeding) in which the Executive is made or is threatened to be made a party by reason of the fact that the Executive is or was an employee of the Company under this Agreement, regardless of whether such action or proceeding is one brought by or in the right of the Company to procure a judgment in its favor (or other than by or in the right of the Company). Each of the parties hereto shall give prompt notice to the other of any action or proceeding from which the Company is obligated to indemnify, defend or hold harmless the Executive of which it or he (as the case may be) gains knowledge. The Executive agrees that the Company shall have the right, in its sole discretion, to select the Executive's counsel in any action or proceeding covered by this paragraph 11(M) and to adjust, compromise or settle any such action or proceeding. The Company and the Executive agree that the foregoing indemnity shall apply to actions or proceedings involving facts alleged to have occurred from the date hereof until the first to occur of the events described in paragraph 2 above. The Executive agrees that this indemnity shall not apply to any action or proceeding in which it is alleged that the Executive engaged in conduct in violation of the securities laws of the U.S. or any other jurisdiction with respect to any transaction involving the Company's common stock.

                  (N) Right to Counsel and Effective Date. The Executive hereby acknowledges that he has up to twenty-one (21) days from the date he receives this Agreement within which to consider its terms, and that he has been advised that during such period he should consult an attorney regarding its terms. The Executive further acknowledges that his signature below indicates that he is entering into this Agreement freely, knowingly and voluntarily with a full understanding of its terms. Further, the terms of this Agreement shall not become effective or enforceable until seven (7) days following the date of its execution by the Executive, during which time he may revoke the Agreement by so notifying the Company in writing.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.


   CLARK J. HINKLEY                          THE TALBOTS, INC.

/s/ Clark J. Hinkley                   By:/s/ Arnold B. Zetcher
------------------------------            --------------------------------------
Clark J. Hinkley                         Name:    Arnold B. Zetcher
                                         Title:   President and CEO